PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Sigma Designs, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sigma Designs, Inc.
1778 McCarthy Blvd.
Milpitas, California 95035
(408) 262-9003

May 26, 2011

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Sigma Designs, Inc. that will be held on July 8, 2011, at 2:00 p.m., Pacific Daylight Time, at the Company’s principal executive offices at 1778 McCarthy Blvd., Milpitas, California 95035.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

It is important that you use this opportunity to take part in the meeting by voting on the business to come before this meeting. After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, submit the proxy via telephone or the Internet, or otherwise comply with the instructions provided by your broker or nominee to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SUBMIT THE PROXY BY MAIL, TELEPHONE OR INTERNET OR ATTEND THE ANNUAL MEETING IN PERSON. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

A copy of the Company’s 2011 Annual Report to Shareholders is also available for your information.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

/s/ Thinh Q. Tran

Thinh Q. Tran
President and Chief Executive Officer

SIGMA DESIGNS, INC.

Notice of Annual Meeting of Shareholders
to be held July 8, 2011

May 26, 2011

To the Shareholders of Sigma Designs, Inc.:

The Annual Meeting of Shareholders of Sigma Designs, Inc., a California corporation (the “Company”), will be held at the Company’s principal executive offices at 1778 McCarthy Blvd., Milpitas, California 95035, on July 8, 2011, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect four directors;

2.	To approve an amendment to our Amended and Restated 2009 Stock Incentive Plan to increase the number of shares of our common stock reserved for issuance thereunder by 2,000,000 shares;

3.	To ratify the appointment of Armanino McKenna LLP as the Company’s independent registered public accounting firm for fiscal year 2012;

4.	To hold an advisory vote on our executive compensation for our named executive officers (the “say-on-pay vote”);

5.	To hold an advisory vote on the frequency of the say-on-pay vote; and

6.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment of the Annual Meeting.

Shareholders of record as of the close of business on May 13, 2011 are entitled to notice of, and to vote at, the Annual Meeting and any postponement(s) or adjournment(s) thereof.

It is important that your shares be represented at this meeting.  Even if you plan to attend the meeting, we hope that you will vote as soon as possible.  Voting now will ensure your representation at the Annual Meeting regardless of whether you attend in person.  Please review the instructions on page 2 of the attached Proxy Statement regarding your voting options.

By Order of the Board of Directors

/s/ Thomas E. Gay III

Thomas E. Gay III
Secretary

IMPORTANT: Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be held on July 8, 2011
The Proxy Statement, along with the proxy card, and 2011 Annual Report to Shareholders are available on the Company’s website at www.sigmadesigns.com/proxy

Sigma Designs, Inc.
1778 McCarthy Blvd.
Milpitas, California  95035
(408) 262-9003

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying proxy is solicited by the Board of Directors of Sigma Designs, Inc., a California corporation (“Sigma” or the “Company”), from the holders of Sigma common stock, no par value per share (the “Common Stock”) for use at Sigma’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on July 8, 2011 at 2:00 p.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of Sigma at 1778 McCarthy Blvd., Milpitas, California 95035.  Sigma’s telephone number at that location is (408) 262-9003.

In connection with the solicitation of proxies by the Board of Directors, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record as of May 13, 2011.  All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Our proxy materials consist of this proxy statement, our Annual Report on Form 10-K, the Notice of Annual Meeting of Shareholders and a proxy card.  Instructions on how to access these proxy materials over the internet or to request a printed copy may be found in the Notice.

The Company’s 2011 Annual Report on Form 10-K contains financial statements and financial statement schedules required to be filed for the fiscal year ended January 30, 2011.  Sigma will provide copies of exhibits to the Annual Report on Form 10-K at no charge to any requesting shareholder upon the request of the shareholder made in writing to Sigma at the following address: Investor Relations, Sigma Designs, Inc., 1778 McCarthy Blvd., Milpitas, California 95035.  This request must include a representation by the shareholder that as of May 13, 2011, the shareholder was entitled to vote at the Annual Meeting.

Record Date and Share Ownership

Shareholders of record at the close of business on May 13, 2011 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof.  As of the Record Date, 31,803,425 shares of Common Stock were issued and outstanding.

Shareholder Information

If you share an address with another shareholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have previously provided contrary instructions.  If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us at Sigma Designs, Inc., 1778 McCarthy Blvd., Milpitas, California 95035, Attention: Investor Relations, or by contacting our Investor Relations Department at (646) 259-2999.  Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number above to request that only a single copy of these materials be delivered to your address in the future.

IMPORTANT

PLEASE MARK, SIGN AND DATE THE PROXY CARD AND RETURN IT AT YOUR EARLIEST CONVENIENCE, OR VOTE BY TELEPHONE OR OVER THE INTERNET, SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why did I receive a two-page notice instead of the proxy materials themselves and how can I get the materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice to our shareholders of record as of May 13, 2011. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.  In some limited instances, we have initially mailed paper copies of the proxy materials to certain shareholders instead of a Notice.  If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election. We believe that this process allows us to provide our shareholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

We intend to mail the Notice on or about May 27, 2011 to all shareholders of record entitled to vote at the Annual Meeting.

Q:	Will I receive any other proxy materials by mail?

We do not expect to send any proxy materials by mail unless requested.

Q:	Why did you send me a notice about these proxy materials?

We sent you a notice about these proxy materials and are providing you this Proxy Statement and the proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting of Shareholders.  The Annual Meeting will be held at the principal executive offices of Sigma at 1778 McCarthy Blvd., Milpitas, California 95035 on July 8, 2011, at 2:00 p.m. This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply return the proxy in accordance with the instructions contained on the proxy card. If you hold shares of record as a registered shareholder, you can simplify your voting process and save Sigma expense by voting via telephone at 1-866-540-5760 or through the Internet at http://www.proxyvoting.com/sigm twenty-four hours a day, seven days a week. Telephone and Internet voting are available until 11:59 p.m. Eastern Time the day prior to the Annual Meeting. More information regarding telephone and Internet voting is given on the proxy card. If you hold shares through a bank or brokerage firm, the bank or brokerage firm will provide you with separate instructions on a form you will receive from them.  Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.

Q:	Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on May 13, 2011, the Record Date for the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 31,803,425 shares of Common Stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, BNY Mellon Shareholder Services, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other nominee

If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares that are held in “street name” by your broker, banker or other nominee and these proxy materials are being forwarded to you by your broker, bank or agent. The broker, bank or other nominee holding your shares in that account is considered to be the shareholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or agent.

If you hold your shares in an account at a brokerage firm, bank or other nominee, it is important that you provide necessary instructions to the brokerage firm, bank or other nominee that holds your shares.  You should receive a voting instruction card and voting instructions with these proxy materials from the organization that holds your shares rather than from us.  Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request instructions.  Without instructions from you, your brokerage firm, bank or other nominee may not be authorized to vote on your behalf on certain matters scheduled for a vote at the Annual Meeting.

Q:	How many votes do I have?

On each matter to be voted on, you have one vote for each share of Common Stock you owned as of the close of business on May 13, 2011, the Record Date for the Annual Meeting.  However, with respect to voting in the election of directors, you are entitled to cumulate your votes, which is described in more detail below.

Q:	Can I cumulate my votes?

Every shareholder voting in the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than four candidates.  However, no shareholder shall be entitled to cumulate votes for a particular candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder’s votes.  On all other matters, each share has one vote.

Q:	What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the Record Date are represented by shareholders present at the meeting or by proxy. At the close of business on the Record Date, there were 31,803,425 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 15,901,713 shares must be represented by shareholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Q:	What is a broker non-vote?

The term broker non-vote refers to shares held by a brokerage firm, bank or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder.  Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, such as the ratification of our independent registered public accounting firm.  Non-routine items include the vote for the election of directors, the vote to approve an amendment to our 2009 Stock Incentive Plan (the “2009 Plan”) to increase the number of shares reserved for issuance thereunder, the advisory vote on executive compensation and the advisory vote on the frequency of the advisory vote to approve executive compensation.

If you hold your shares in “street name” or through a broker, it is important that you give your broker your voting instructions.

Q:	How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Withhold” votes with respect to the election of directors and, with respect to the proposals other than the election of directors, “For” and “Against” votes, abstentions and broker non-votes.

If your shares are held by your broker, bank or other nominee as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other nominee to vote your shares. If you do not give instructions, then your broker, bank or agent may vote your shares with respect to routine items, but not with respect to non-routine items.

Q:	What if I submit a proxy card but do not make specific choices?

If you submit a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the four nominees for director, “For” the increase in shares available under the 2009 Plan, “For” the ratification of the appointment Armanino McKenna LLP as our independent registered public accounting firm for fiscal 2012, “For” the advisory vote on the compensation of our named executive officers (the “say-on-pay vote”) and for holding an advisory vote on the frequency of the say-on-pay vote every 3 YEARS. If any other matter is properly presented at the meeting, then one of the individuals named on your proxy card as your proxy will vote your shares using his best judgment.

Q:	How many votes are needed to approve each proposal?

•
For the election of directors, the four nominees receiving the most “For” votes (among the votes properly cast in person or by proxy) will be elected as directors to serve until the next annual meeting of shareholders and/or until their successors are duly elected and qualified.  The election of directors is a matter on which a broker or other nominee is generally not empowered to vote using discretion; and therefore, abstentions and broker non-votes may exist with respect to the election of directors.  However, because the four nominees receiving the most “For” votes (among the votes properly cast in person or by proxy) will be elected as directors to serve until the next annual meeting of shareholders and/or until their successors are duly elected and qualified, abstentions and broker non-votes will have no effect on the outcome of the election of candidates for director.  Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated by our Board of Directors or for such lesser number of nominees as may be prescribed by the Board of Directors. Votes cast for the election of any nominee who has become unavailable will be disregarded.

•
To be approved, the amendment to our 2009 Plan to increase the number of shares reserved for issuance thereunder (Proposal Two) requires a vote that satisfies two criteria: (i) the affirmative vote must constitute a majority of the voting power present or represented by proxy and voting, and (ii) the affirmative vote must constitute a majority of the voting power required to constitute the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum. Proposal Two is a matter on which a broker or other nominee is generally not empowered to vote using discretion; and therefore, abstentions and broker non-votes may exist with respect to this proposal.  Accordingly, we urge you to provide any necessary voting instructions to your broker or nominee if you hold your shares in street name in order for your votes to be considered for this proposal.

•
To be approved, the ratification of the appointment Armanino McKenna LLP as our independent registered public accounting firm for fiscal 2012 also requires a vote that satisfies two criteria: (i) the affirmative vote must constitute a majority of the voting power present or represented by proxy  and  voting, and (ii) the affirmative vote must constitute a majority of the voting power required to constitute the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum. The ratification of the appointment of the independent registered public accounting firm for fiscal 2012 is a matter on which a broker or other nominee is generally empowered to vote; and therefore, no broker non-votes are expected to exist with respect to this proposal.

•
The say-on-pay vote presented in Proposal 4 is an advisory vote, and therefore, is not binding on the company, our Compensation Committee or our Board of Directors.  We value, however, the opinions of our shareholders and the Compensation Committee will take into account the result of the say-on-pay vote when determining future compensation for our named executive officers.

•	The frequency vote presented in Proposal 5 is also an advisory vote. We will, however, take into account the result of the vote when determining the frequency of future say-on-pay votes.

Q:	What are the Board of Directors’ recommendations?

Our Board of Directors recommends that you vote:

•	“For” election of each of the nominated directors;

•	“For” the amendment to the 2009 Plan to increase the number of shares reserved for issuance thereunder;

•	“For” ratification of the appointment Armanino McKenna LLP as our independent registered public accounting firm for fiscal 2012;

•	“For” the advisory vote on the executive compensation of our named executive officers; and

•	In favor of holding the say-on-pay vote every 3 YEARS.

No business other than the items set forth above is expected to come before the Annual Meeting.

Q:	May I revoke my proxy?

Yes.  You may change your vote after you submit your proxy at anytime before the applicable vote at the Annual Meeting by following the procedures below.  If you are a shareholder of record, you may revoke your proxy in any one of three ways:

•	you may deliver a written notice of revocation to our Secretary at 1778 McCarthy Blvd., Milpitas, California 95035;

•	you may submit another properly completed proxy bearing a later date; or

•	you may attend the Annual Meeting and vote in person.

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by them if you wish to change your vote.

Q:	How are proxies solicited?

Our employees, officers and directors may solicit proxies.  We will bear the cost of soliciting proxies and may also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of Common Stock.  We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners.  Our costs for such services, if retained, will not be material.

Q:	What if I receive more than one proxy card or voting instruction form?

If you receive more than one Notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in  each account  to ensure that all of your shares will be voted.

Q:	How many copies should I receive if I share an address with another shareholder?

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for the Notice and other proxy materials with respect to two or more shareholders sharing the same address by delivering a single Notice or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for Sigma. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive the Notice and other proxy materials separately, please notify your broker and our investor relations department in writing at 1778 McCarthy Blvd., Milpitas, California 95035 USA, by email at ir@sigmadesigns.com or by telephone at (646) 259-2999. If you currently receive multiple copies of the Notice or other proxy materials at your address and would like to request householding of your communications, please contact your broker and our investor relations department as described above.

Q:	Who should I call if I have any questions?

A:	If you have any questions about the Annual Meeting, voting or your ownership of our Common Stock, please call us at (646) 259-2999 or send an e-mail to ir@sigmadesigns.com.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, proposes the election of four directors of the Company to serve until the next annual meeting of shareholders or thereafter until their successors are duly elected and qualified.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below, all of whom are presently directors of Sigma.  If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.  The number of authorized directors is currently fixed at four.

Names of the nominees, and certain biographical information as of May 1, 2011, are set forth below:

Name	Age	Position(s) with the Company
Thinh Q. Tran	57	President, Chief Executive Officer and Director
William J. Almon (1)(2)(3)	78	Director
Julien Nguyen (1)(2)(3)	54	Director
Lung C. Tsai (1)(2)(3)	63	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Mr. Tran, one of our founders, has served as our President and Chief Executive Officer and as Chairman of our Board of Directors since February 1982.  Prior to joining us, Mr. Tran was employed by Amdahl Corporation and Trilogy Systems Corporation, both of which were involved in the IBM-compatible mainframe computer market.  Our Board of Directors has concluded that Mr. Tran should serve on our Board of Directors based on his industry experience and deep knowledge of our company gained from his position as our President and Chief Executive Officer, which position he has held for over 25 years.

Mr. Almon has served as one of our directors since April 1994 and has served as our lead independent directors since May 2010.  Mr. Almon served as the President, Chief Executive Officer and Chairman of the Board of Grandis, Inc., a solid-state memory company, from May 2002 to June 2006.  Prior to that, Mr. Almon was Managing Director of Netfish Technology from 1999 to May 2001 when it was acquired by Iona Technologies PLC.  He was Chairman of the Board of Internet Image, an internet software company, from January 1999 to December 1999, when it merged with Intraware, Inc.  In May 1994, Mr. Almon founded and served as Chairman of the Board and Chief Executive Officer of StorMedia, Inc., a manufacturer of thin film disks.  From December 1989 until February 1993, Mr. Almon served as President and Chief Operating Officer of Conner Peripherals, Inc., a manufacturer of computer disk drives and storage management devices.  Mr. Almon retired from IBM in 1987 after 30 years of service, most recently as Vice President Low End Storage.  Mr. Almon also currently serves as Chairman of the Board of Futek Furnace Inc. and Rollbase Inc., each a privately held company.  Our Board of Directors has concluded that Mr. Almon should serve on our Board of Directors based on his extensive experience with technology companies in both a management and investor capacity as well as his accounting and financial literacy.

Mr. Nguyen has served as one of our directors since May 2000.  Since March 2005, Mr. Nguyen has served as the Managing Partner of Concept Ventures, an early stage venture capital fund.  In May 2001, Mr. Nguyen founded Applied Materials Ventures, a corporate venture fund, and served as its Managing Partner until March 2005.  In January 1999, Mr. Nguyen co-founded Ezlogin, a developer of personalization infrastructure tools for internet sites and wireless carriers and served as its Chairman from January 1999 to June 2000.  From June 1996 to September 1998, Mr. Nguyen founded Novita Communications and served as its Chief Executive Officer.  Novita, a Java-based communications software company, was acquired by PlanetWeb in 1998.  From February 1995 to October 1996, Mr. Nguyen served as our Co-Chairman and Chief Technical Officer.  From August 1993 until January 1995, he served as our Vice President, Engineering and Chief Technical Officer.  From May 1992 until October 1993, Mr. Nguyen was President and Chief Executive of E-Motions, which was acquired by Sigma in 1993.  Prior to founding E-Motions, Mr. Nguyen worked at Radius Inc. as Director of Product Development.  Our Board of Directors has concluded that Mr. Nguyen should serve on our Board of Directors based on his experience with technology companies in both a management and investor capacity.

Mr. Tsai has served as one of our directors since June 2003.  He is one of the co-founders of MechanicNet Group, Inc., a software company serving the automotive aftermarket industry, and has served as its Chairman and Chief Executive Officer since 1999.  Prior to MechanicNet Group, Inc., Mr. Tsai co-founded Internet Image, a Java solutions company for online software deployment and served as its Chief Executive Officer from 1993 until its acquisition by Intraware, Inc. in 1999.  Previously, Mr. Tsai co-founded and served as Vice President of Operations and Vice President of Sales & Marketing for Destiny Technology Corp., a laser printer controller firmware development company from 1987 to 1993.  Prior to Destiny Technology Corp, Mr. Tsai served as Vice President of System Development for Mellon Bank and Bank of America.  Our Board of Directors has concluded that Mr. Tsai should serve on our Board of Directors based on his financial and business expertise, including a diversified background of managing and directing technology companies and finance companies.

There are no family relationships among any of our directors and executive officers.

Vote Required

The four nominees for director receiving the highest number of affirmative votes will be elected as directors.  Unless marked to the contrary, proxies received will be voted “For” the nominees.

The Board of Directors recommends a vote FOR the election of the nominees set forth above as directors of Sigma.

CORPORATE GOVERNANCE AND OTHER MATTERS

Director Independence

The Board of Directors has determined that each of Messrs. Almon, Nguyen and Tsai is an “independent director” within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market.

Board Leadership

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board of Directors believes it is in the best interests of the Company and its shareholders to make that determination based on the position and direction of the Company and the members of the Board of Directors.  The Board of Directors has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interest of the Company’s shareholders at this time.  This structure makes the best use of the Chief Executive’s extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company’s management and the Board of Directors.

The Board has appointed William Almon to serve as the lead director of the Board of Directors.  The Board of Directors believes it is in the best interest of the Company’s shareholders to have an independent director serve as the lead director of the Board of Directors to ensure a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in establishing Board of Directors priorities and procedures.  The primary responsibilities of the lead director include presiding at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors, and serving as a liaison between the Chairman of the Board and the independent directors.  The lead director also has the authority to call meetings of the Board of Directors and meetings of the independent directors of the Board of Directors.

Board of Directors - Risk Oversight

Companies face a variety of risks, including credit risk, liquidity risk and operational risk.  For a detailed discussion of these risks, we encourage you to review our Annual Report on Form 10-K for the fiscal year ended January 30, 2011.  The Board of Directors believes an effective risk management system will timely identify the material risks that the Company faces, communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board of Directors or relevant Board of Directors committee, implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and integrate risk management into the Company’s decision-making.

The Board of Directors retains the ultimate oversight over the Company’s risk management.  The Board of Directors has designated the Audit Committee to take the active lead in overseeing company-wide risk management, and the Audit Committee makes periodic reports to the Board of Directors regarding briefings provided by management and advisors.  The Board of Directors has designated the Compensation Committee to take the lead in overseeing a risk assessment of the Company’s compensation policies and practices to ensure that the Company’s compensation policies and practices do not motivate imprudent risk taking.  The Nominating and Corporate Governance Committee is responsible for periodically evaluating the Company’s risk management process and system in light of the nature of the material risks the Company faces and the adequacy of the Company’s policies and procedures designed to address risk, and recommending to the Board of Directors any changes deemed appropriate by the Nominating and Corporate Governance Committee.

In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.  The Board of Directors also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Board Meetings

The Board of Directors held 14 meetings during fiscal 2011.  Each director attended all of the meetings held by the Board of Directors and of the committees on which such director served during fiscal 2011.

Committees of the Board

The Board of Directors has appointed a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee.  The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of the NASDAQ Stock Market and Securities and Exchange Commission rules.  The Board of Directors has approved a charter for each of these committees that can be found on our website at http://www.sigmadesigns.com under the “Corporate - Governance” heading.  The following table summarizes the Company’s committee membership:

Compensation Committee	Audit Committee	Nominating and Corporate Governance Committee
William J. Almon	William J. Almon*	William J. Almon
Julien Nguyen	Julien Nguyen	Julien Nguyen*
Lung C. Tsai*	Lung C. Tsai	Lung C. Tsai

* Chairman

Compensation Committee

The current members of the Compensation Committee are Messrs. Almon, Nguyen and Tsai, each of whom is a non-management member of our Board of Directors.  We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with the applicable requirements of the Sarbanes-Oxley Act of 2002, the current rules of the NASDAQ Stock Market and Securities and Exchange Commission rules and regulations.  The Compensation Committee’s primary functions, among others, are to review and make recommendations to the Board of Directors concerning our executive compensation policy, including establishing salaries, incentives and other forms of compensation for the Company’s executive officers, and to oversee a risk assessment of the Company’s compensation policies and practices.  The Compensation Committee held three meetings in fiscal 2011.  Additional information concerning the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation is set forth under the heading “Compensation Discussion and Analysis” on page 28.

Audit Committee

The Audit Committee currently consists of Messrs. Almon, Nguyen and Tsai, each of whom is a non-management member of our Board of Directors.  Mr. Almon is our audit committee financial expert as currently defined under Securities and Exchange Commission rules.  The Audit Committee’s primary functions, among others, are to approve the selection, compensation, evaluation and replacement of, and oversee the work of, our independent registered public accounting firm, pre-approve all fees and terms of audit and non-audit engagements of such auditors, including the audit engagement letter, review Sigma’s accounting policies and its systems of internal accounting controls, and oversee company-wide risk management.  We believe that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of the NASDAQ Stock Market and Securities and Exchange Commission rules and regulations.  The Audit Committee held six meetings in fiscal 2011.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Almon, Nguyen and Tsai.  We believe that the composition of our Nominating and Corporate Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the NASDAQ Stock Market and Securities and Exchange Commission rules and regulations.  The Nominating and Corporate Governance Committee is responsible for overseeing matters of corporate governance and for the development of general criteria regarding the qualifications and selection of members of the Board of Directors and recommending candidates for election to the Board of Directors.  The Nominating and Corporate Governance Committee will consider recommendations of candidates for the Board of Directors submitted by shareholders of the Company.  The Nominating and Corporate Governance Committee is also responsible for periodically evaluating the Company’s risk management process and system in light of the nature of the material risks the Company faces and the adequacy of the Company’s policies and procedures designed to address risk, and recommending to the Board of Directors any changes deemed appropriate by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee held two meetings in fiscal 2011.  For more information, see “Director Nominations” below.

Compensation Programs and Risk

The Company has conducted a risk assessment of the Company’s compensation policies and practices and concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.  This risk assessment was led by our Chief Executive Officer and Chief Financial Officer with oversight of the assessment conducted by our Compensation Committee.  Our Compensation Committee reported the findings of this assessment to our Board of Directors.  In this regard, we note that:

•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

•
the Company does not have a long-term cash incentive bonus program in place, which could, if applicable, dictate behavior toward the achievement of certain performance metrics at the expense of long-term Company value;

•	the Company’s compensation programs, including its standard five-year vesting schedule for option awards, are weighted towards offering long-term incentives that reward sustainable performance; and

•
the amount of compensation that the Company actually pays is at a reasonable and sustainable level, as determined by a review of the Company’s economic position and prospects, as well as the compensation offered by comparable companies.

Based on this assessment, the Company concluded that it has a balanced compensation program that does not promote imprudent or excessive risk taking.

Fiscal 2011 Director Compensation

The following chart shows the compensation paid to each non-employee director for their service in fiscal 2011:

Director	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
William J. Almon	$40,000	$55,209	$95,209
Julien Nguyen	$40,000	$55,209	$95,209
Lung C. Tsai	$40,000	$55,209	$95,209
__________________

(1)
The amounts listed under “Fees Earned or Paid in Cash” is based on actual payments made to our non-employee directors, which consisted of the standard Board of Directors retainer fee of $40,000 per year (paid quarterly).

(2)
Amounts listed in this column represent the aggregate grant date fair value of option awards granted in fiscal 2011 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (also referred to as “FASB ASC Topic 718”), rather than amounts paid to or realized by the named individual.  For the underlying assumptions for this expense, please refer to the footnotes to our consolidated financial statements in our Annual Report on Form 10-K for the corresponding fiscal year.  There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense recognized by us.

(3)	As of January 29, 2011, our non-employee directors held options to purchase the following aggregate number of shares of our Common Stock: Mr. Almon: 30,000, Mr. Nguyen: 35,000, and Mr. Tsai: 50,000.

For fiscal 2011, each of our non-employee directors received an annual cash retainer fee of $40,000 for services as a director.  This cash retainer was paid on a quarterly basis in equal installments.  Pursuant to the terms of our 2009 Plan, in fiscal 2011, our non-employee directors were also automatically granted options to purchase 10,000 shares on July 12, 2010, each at an exercise price of $10.14 per share, the closing per share price of our Common Stock as quoted on the NASDAQ Global Market on the date of grant.  Under the original terms of our 2009 Plan, on the first business day following the conclusion of each regular annual meeting of our shareholders, commencing with the annual meeting occurring after the effective date of the 2009 Plan, each such non-employee director received an option to purchase 10,000 shares of our Common Stock.  Each annual option grant vests on the first anniversary of the date of grant or immediately prior to the next regular annual meeting of shareholders following the date of grant if the annual meeting occurs prior to the first anniversary date.  Each of these options becomes fully vested on a change in control of the Company.  The exercise price of the automatic grants under our 2009 Plan were equal to 100% of the fair market value of a share of our Common Stock on the date of grant.  To be eligible for this grant, a non-employee director must have served on the Board of Directors for at least six months as of the first business day following the conclusion of each regular annual meeting of our shareholders.  The 2009 Plan also provided for an initial automatic grant of options to non-employee directors upon first joining the Board of Directors.

In late fiscal 2011, the Compensation Committee of the Board reviewed our non-employee director compensation practices with the assistance of a compensation consultant retained by the Compensation Committee.  As a result of this review, the Compensation Committee determined to maintain the annual cash retainer fee of $40,000 for service on the Board as a director.  In addition, the Compensation Committee established an annual payment of $10,000 for each chairman of a committee of the Board.  This annual compensation, consisting of the annual retainer for serving on the board and the committee chairman payments, is to be paid on a quarterly basis and commenced with the first quarter of fiscal 2012.  The Compensation Committee also determined to recommend to the Board that our 2009 Plan be amended to eliminate the automatic option grants to non-employee directors.  Upon this recommendation, the Board amended the 2009 Plan to remove the automatic grants to non-employee directors for both annual refresh grants and initial automatic grants of options upon first joining the Board.  The rationale for eliminating these automatic grants is to allow the Compensation Committee to review non-employee director equity compensation on an annual basis taking into account current and relevant information, including market information it receives from its compensation consultant, rather than to be limited by automatic grant features established in the past.

For fiscal 2012, the Compensation Committee approved an equity award to each non-employee director equal to that number of shares of restricted common stock with an aggregate value of $75,000 based on the closing per share price of our Common Stock as quoted on the NASDAQ Global Market on the date of our 2011 annual meeting of shareholders.  In this regard, the Committee noted that these awards would be expected to result in less overall compensation expense to Sigma than the automatic option grants made in 2010 and most likely would result in less dilution to shareholders than the automatic grants previously provided in the 2009 Plan.  Each restricted stock award will vest on the first anniversary of the date of grant or immediately prior to the next regular annual meeting of shareholders following the date of grant if the annual meeting occurs prior to the first anniversary date.  Each of these restricted stock awards becomes fully vested on a change in control of the Company.  To be eligible for this award, a non-employee director must have served on the Board of Directors for at least six months as of the first business day following the conclusion of each regular annual meeting of our shareholders.   The Compensation Committee determined that any initial equity grants for non-employee directors that join our Board in the future will be determined at that time taking into account current and relevant information with respect to non-employee director compensation.

Our directors do not receive any additional cash compensation for services on the committees of the Board of Directors, except if they serve as chairman of such committee as described above, nor do they receive additional cash compensation for attendance at meetings.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors.

The Nominating and Corporate Governance Committee regularly reviews the composition and size of the Board of Directors and makes recommendations to the Board of Directors.  The Nominating and Corporate Governance Committee also oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors.

In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, judgment, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Nominating and Corporate Governance Committee may consider appropriate.  Although we have no formal diversity policy for Board of Directors members, the Board of Directors and the Nominating and Corporate Governance Committee consider diversity of backgrounds and experiences and other forms of diversity when selecting nominees.  While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for Director candidates, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (A) are predominantly independent, (B) are of high integrity, (C) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the digital media processing industry and the Company’s business in particular, (D) have qualifications that will increase overall Board of Directors effectiveness and (E) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.  In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.  After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

With regard to candidates who are properly recommended by shareholders or by other means, the Nominating and Corporate Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Corporate Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Corporate Governance Committee deems necessary or proper.

The Nominating and Corporate Governance Committee recommended all of the nominees for election included in this Proxy Statement.  All of the nominees are current members of the Board of Directors standing for re-election as directors.

It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from shareholders.  A shareholder who wishes to suggest a prospective nominee for the Board of Directors should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the shareholder considers appropriate.  In addition, the Company’s Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Shareholders.  In order to nominate a candidate for director, a shareholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws.  To be timely, the Company’s Bylaws provide that the Company must have received the shareholder’s notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the annual meeting from the prior year; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty days from the one-year anniversary of the date of the previous year’s meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 days in advance of such meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made.  Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that section.

Shareholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company’s Bylaws and must be addressed to:

Secretary
Sigma Designs, Inc.
1778 McCarthy Blvd.
Milpitas, California 95035

You can obtain a copy of the full text of the Bylaw provision by writing to the Company’s Secretary at the above address.

Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to:

Board of Directors
Sigma Designs, Inc.
1778 McCarthy Blvd.
Milpitas, California 95035

You must include your name and address in the written communication and indicate whether you are a shareholder of the Company.  The communication will be directed to the Company’s Chief Financial Officer, who will log the date of receipt of a communication as well as the identity of the correspondent in the Company’s shareholder communications log.  Our Chief Financial Officer will review and summarize the communication for the Board of Directors in a timely manner.  The summary will be in the form of a memo, which will become part of the Company’s shareholder communications log.  All members of the Board of Directors have access to the shareholder communications log.  Our Chief Financial Officer will then forward the original shareholder communication along with the memo to each director (or the chairman of the applicable committee, if the communication is addressed to a committee) for review.  If the communication is addressed to the Board of Directors, the Chairman of the Audit Committee will, on behalf of the Board of Directors, facilitate review of and, if appropriate, direct a response to the communication.  If the communication is addressed to the members of one of our committees, the lead committee member will facilitate such review and appropriate response.  Communications relating to accounting, internal controls or auditing matters will be handled in accordance with the Company’s “Complaint Procedures for Accounting and Auditing Matters.”  The Company will retain all shareholder communications, the shareholder communications log and all related documentation as required under applicable law.

Attendance at Annual Shareholder Meetings by the Board of Directors

The Company has a policy of encouraging, but not requiring, directors to attend the Company’s Annual Meeting of Shareholders.  All of our directors attended the 2010 Annual Meeting of Shareholders.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics, which is applicable to our directors, officers and employees.  The Code of Business Ethics and Conduct is available on the Company’s website at http://www.sigmadesigns.com—“Corporate”—“Governance”.  The Company will disclose any amendment to the Code or waiver of a provision of the Code applicable to an officer or director in accordance with applicable law, including the name of the officer to whom the waiver was granted, on the Company’s website at http://www.sigmadesigns.com—“Corporate”—“Governance”.

Certain Relationships and Related Transactions

It is the Company’s policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company.  This policy is included in the Company’s Code of Business Conduct and Ethics.  The Company conducts a review of all related party transactions for potential conflict of interest situations on an ongoing basis.  The Company’s Audit Committee must approve any waiver of the Code of Business Conduct and Ethics for Senior Executives, including related party transactions.  All waivers to the Code of Business Conduct and Ethics must be approved by the Company’s Board of Directors or a committee of the Board of Directors responsible for corporate governance.

Corporate Governance Review and Assessment

In fiscal 2011, our Board of Directors, under the direction of our Nominating and Corporate Governance Committee, performed a review of our corporate governance policies and procedures, including a review of our committee charters and Code of Business Conduct and Ethics.  As a result of this review, we adopted revisions to our committee charters and our Code of Business Conduct and Ethics.  We also established a set of Corporate Governance Guidelines that sets forth standards to guide our Board, committees and other corporate leadership in the governance of our company.  This process was conducted as part of our ongoing efforts to maintain strong corporate governance principles and keep current in recommended practices in this area.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE 2009 STOCK INCENTIVE PLAN

You are being asked to approve an amendment to the Amended and Restated 2009 Equity Incentive Plan (the “2009 Plan”). The Board of Directors has approved an increase in the number of shares of Common Stock that we may issue under the 2009 Plan and directed that the matter be submitted to the shareholders for their approval. The proposal would amend the 2009 Plan to increase the number of shares of Common Stock reserved for issuance by 2,000,000 shares.  As of May 23, 2011, there were 777,392 shares remaining available for future issuances under the 2009 Plan.

Why you should vote “For” the Amendment to the 2009 Stock Incentive Plan

Stock Options and Awards Are an Important Part of Our Compensation Philosophy

The 2009 Plan is critical to our ongoing effort to build shareholder value. As discussed in the section entitled Compensation Discussion and Analysis, equity incentive awards are central to our compensation program. Our Compensation Committee and Board believe that our ability to grant stock options and other equity awards to new and existing employees has helped us attract, retain, and motivate key talent. Since the potential value of stock options is realized only if our share price increases, this form of compensation provides a strong incentive for employees to work to grow the business and build shareholder value, and is most attractive to employees who share the entrepreneurial sprit that has made our company a success.  The Board of Directors believes that the number of shares remaining available for future issuance under the 2009 Plan to be inadequate to achieve the purpose of the 2009 Plan in the future.

The Number of Shares is Reasonable in light of Recent Growth

When our shareholders approved the 2009 Stock Incentive Plan, shareholders approved a total reserve of 2,900,000 shares for future issuance, plus an additional number of shares subject to stock awards outstanding under the 2001 Stock Incentive Plan that may become available for grant under the 2009 Plan if they expire or terminate for any reason prior to exercise or settlement under the 2001 Stock Incentive Plan up to a maximum of 1,000,000 shares.  As of January 29, 2011, an additional 59,979 shares had been added to the 2009 Plan from the 2001 Stock Incentive Plan as a result of this rollover provision.

In the proposal to adopt the 2009 Plan, we anticipated that this original number of shares reserved under the 2009 Plan would be sufficient for at least three year’s worth of equity grants.  At that time, we anticipated returning to shareholders for additional shares in 2012, but stated that we may elect to do so sooner if our growth plan accelerates.  In 2009, we acquired CopperGate Communications and employed an additional 141 employees as a result of this acquisition.  We have granted an aggregate of 667,600 shares from our 2009 Plan to former CopperGate employees, which were not anticipated at the time we proposed the 2009 Plan for adoption.  In addition, we have hired approximately 146 new employees since the adoption of the 2009 Plan by shareholders, which significantly exceeded our growth projections at the time we proposed the 2009 Plan for adoption.   Although we believe this growth has had a significant impact on our efforts to create shareholder value, it has resulted in a depletion of our share reserves under the 2009 Plan faster than what we originally anticipated.

We believe our granting practices have been maintained at a reasonable level under our 2009 Plan.  In fiscal 2010 and 2011, we granted an aggregate of approximately 4.8% and 3.9%, respectively, of our total outstanding shares, which we believe is in the normal range for technology companies of comparable size.  If we were to exclude the shares granted to CopperGate employees, which we believe was a significant event that we did not anticipate at the time of the adoption of the 2009 Plan, we granted only an aggregate of approximately 2.9% and 1.8% of out total outstanding shares in fiscal 2010 and 2011, respectively.   We do not have any other active incentive plans under which we may make equity awards.  We currently anticipate that all of our future equity awards will be made under our 2009 Plan, unless we agree to assume equity plans of companies we may acquire in the future.

After forecasting our anticipated growth rate for the next few years, we believe that the total of 2,000,000 new shares will be sufficient for at least two years’ worth of equity grants under our current compensation program.

We believe equity incentive compensation is a critical component to our compensation practices and allows us to incent our employees and more closely align their efforts with the creation of long-term shareholder value.  In order to continue with our equity compensation practices, we feel it is important for shareholders to approve the proposed increase in shares available for grant under our 2009 Plan.

The 2009 Plan Continues to Combine Compensation and Governance Best Practices

We included provisions in the 2009 Plan that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

•
Continued broad-based eligibility for equity awards. We grant stock options to substantially all of our employees. By doing so, we link employee interests with shareholder interests throughout the organization and motivate our employees to act as owners of the business;

•
Shareholder approval is required for additional shares. The 2009 Plan does not contain an annual “evergreen” provision. The 2009 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares.  As evidenced by this proposal, every time that we would like to add shares to the 2009 Plan, we must return to shareholders for further approval so that shareholders may evaluate our use of shares and our compensation policies and practices;

•	Limited share counting. Full value awards such as restricted stock or restricted stock units reduce the pool of shares available at a rate of 1.3 shares for every one share issued under such an award;

•	Repricing is not allowed without prior shareholder approval. The 2009 Plan prohibits the downward repricing of stock options without prior shareholder approval; and

•	Submission of 2009 Plan amendments to shareholders. The 2009 Plan requires shareholder approval for amendments to the 2009 Plan to the extent required by applicable laws, regulations or rules.

Description of the Amended and Restated 2009 Stock Incentive Plan

The material features of the 2009 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2009 Plan. Shareholders are urged to read the actual text of the 2009 Plan in its entirety, which is filed with this proxy statement as  Annex A  and is available at http://www.sec.gov.

Background and Purpose

The terms of the 2009 Plan provide for the grant of stock options, restricted stock, restricted stock units, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.

The purpose of the 2009 Plan is to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our Common Stock to assist us in securing and retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

If this Proposal 2 is approved, the total number of shares of our Common Stock reserved for issuance under the 2009 Plan, or the Share Reserve, will consist of:

•	4,900,000 shares; plus

•
the additional number of shares that are subject to any stock awards outstanding under the 2001 Stock Incentive Plan that may become available for grant under the 2009 Plan if they expire or terminate for any reason prior to exercise or settlement under the 2001 Stock Incentive Plan up to a maximum of 1,000,000 shares.

The number of shares available for issuance under the 2009 Plan is reduced by (i) one share for each share of Common Stock issued pursuant to an option with a strike price of at least 100% of the fair market value of the underlying Common Stock on the date of grant, and (ii) 1.3 shares for each share of Common Stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other stock awards granted under the 2009 Plan.

On January 29, 2011, options to purchase approximately 2,985,074 shares were outstanding under all of our equity compensation plans.  We also granted an aggregate of 85,137 shares under restricted stock awards, which awards vest over time.  Until these shares vest, they remain subject to our right of repurchase.  The weighted average exercise price of all options outstanding is approximately $12.26 and the weighted average remaining term of such options is approximately 6.91 years as of January 29, 2011. A total of 31,655,829 shares of our Common Stock were outstanding as of January 29, 2011.  Except as set forth above, as of January 29, 2011, no other shares were subject to issuance upon the conversion of convertible securities.

If a stock award expires or otherwise terminates without having been exercised in full or is settled in cash, such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of the Common Stock that may be issued pursuant to the 2009 Plan. If any shares of Common Stock issued pursuant to a stock award are forfeited back to us because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited shall revert to and again become available for issuance under the 2009 Plan. Any shares reacquired by us pursuant to our withholding obligations or as consideration for the exercise of an option shall not again become available for issuance under the 2009 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of Common Stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2009 Plan.

To the extent there is a share of Common Stock issued pursuant to a stock award that counted as 1.3 shares against the number of shares available for issuance under the 2009 Plan, and such share of Common Stock again becomes available for issuance under the 2009 Plan, then the number of shares of Common Stock available for issuance under the 2009 Plan shall increase by 1.3 shares.

No participant in the 2009 Plan may be granted options, restricted shares or restricted stock units covering more than 300,000 shares of our Common Stock in any calendar year, and no more than two times this amount in the first year of employment.

Eligibility

Incentive stock options may be granted under the 2009 Plan only to our employees (including executive officers) and employees of our affiliates. Our employees (including executive officers), consultants and directors, and the employees (including executive officers) and consultants of our affiliates are eligible to receive all other types of awards under the 2009 Plan. All of our approximately 624 employees as of April 30, 2011, directors and consultants are eligible to participate in the 2009 Plan.

Administration

The 2009 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the plan to a committee. Our Board of Directors has delegated to our Compensation Committee the administration of the 2009 Plan with respect to the participation by our executive officers in the 2009 Plan.  Subject to the terms of the 2009 Plan, our Board of Directors or Compensation Committee, as applicable, will determine recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, our Board of Directors or Compensation Committee, as applicable, will also determine the exercise price of options granted under the 2009 Plan.

Repricing

The 2009 Plan expressly provides that, without the approval of the shareholders, the Board of Directors or the Compensation Committee shall not have the authority to reduce the exercise price of any outstanding stock options under the plan, or cancel any outstanding underwater stock options in exchange for cash or new stock awards under the 2009 Plan.

Stock Options

Stock options will be granted pursuant to stock option agreements. The exercise price for an option cannot be less than 100% of the fair market value of the Common Stock subject to the option on the date of grant. Options granted under the 2009 Plan will vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise, prior to vesting, subject to our right to repurchase unvested shares in certain circumstances. Unvested shares of our Common Stock issued in connection with an early exercise may be repurchased by us.

The term of stock options granted under the 2009 Plan may not exceed ten years. Each stock option agreement will set forth any limitations on the right of the optionholder to exercise the stock option following termination of service with us or any affiliate of ours. Options granted to non-employee directors may be exercised for up to 12 months after the non-employee director’s service relationship with us, or any affiliate of ours, ceases for any reason, but in no event after its expiration date.

Acceptable forms of consideration for the purchase of our Common Stock issued under the 2009 Plan will be determined by our Board of Directors or Compensation Committee, as applicable, and may include cash, Common Stock previously owned by the optionholder, payment through a broker assisted cashless exercise or a net exercise feature, or other legal consideration approved by our Board of Directors or Compensation Committee, as applicable.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution, unless otherwise permitted under the terms of the applicable stock option agreement.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our Common Stock with respect to which incentive stock options, or ISOs, may be exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options, or NSOs. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs shall be the total shares reserved for issuance under the 2009 Plan. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s services performed for us or an affiliate of ours. Shares of our Common Stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Board of Directors or Compensation Committee, as applicable. Rights to acquire shares of our Common Stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. We will settle a restricted stock unit award by delivery of shares of our Common Stock, by cash, or by a combination of cash and stock as deemed appropriate by our Board of Directors or Compensation Committee, as applicable and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our Common Stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board of Directors or Compensation Committee, as applicable. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2009 Plan provides that Awards may be granted, issued, vested or retained based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will generally be determined by our Board of Directors or Compensation Committee, as applicable.

Performance goals under the 2009 Plan shall be determined by our Board of Directors or Compensation Committee, as applicable, based on or related to one or more of the following performance criteria:

•	cash flow;
•	earnings per share;
•	earnings before interest, taxes and amortization;
•	return on equity;
•	total shareholder return;
•	share price performance;
•	return on capital;
•	return on assets or net assets;
•	revenue;
•	income or net income;
•	operating income or net operating income;
•	operating profit or net operating profit;
•	operating margin or profit margin;
•	return on operating revenue;
•	return on invested capital; or
•	market segment shares.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure, such as a stock split or stock dividend, the class and number of shares reserved under the 2009 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions

In the event of certain corporate transactions, all outstanding stock awards under the 2009 Plan may be assumed, continued or substituted for by any surviving entity.  If the surviving entity elects not to assume, continue or substitute for such awards, the vesting or exercisability of such stock awards may be accelerated in full and then terminated, if and to the extent not exercised at or prior to the effective time of the corporate transaction, or we may terminate the stock awards upon payment of their intrinsic value in cash or cash equivalents. Additionally, the vesting of each option held by a non-employee director will be accelerated in full.

Plan Amendments

Our Board of Directors will have the authority to amend or terminate the 2009 Plan. However, in general, no amendment or termination of the plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain shareholder approval of any amendment to the 2009 Plan if required by applicable law.

Plan Termination

Unless sooner terminated by the Board of Directors, the 2009 Plan shall automatically terminate on June 9, 2019, the day before the tenth anniversary of the date the 2009 Plan was adopted by the Board of Directors.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2009 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 2009 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our Common Stock received over any amount paid by the recipient in exchange for the shares of our Common Stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount, if any, paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2009 Plan is intended to enable the Board of Directors or Committee, as applicable, to grant awards that will be exempt from the deduction limits of Section 162(m).

New Plan Benefits - 2009 Stock Incentive Plan

Our Board of Directors and Compensation Committee has not made any determination with respect to future awards under the 2009 Plan, except for anticipated awards to our non-employee directors in connection with this annual meeting of shareholders.  These awards of restricted stock to our non-employee directors are described above under the heading “Director Compensation.”  Any allocation of future awards will be made only in accordance with the provisions of the 2009 Plan. Because awards under the 2009 Plan are subject to the discretion of the Board of Directors or Compensation Committee, as applicable, awards and benefits under the 2009 Plan for the current or any future year are not determinable. Future option exercise prices under the 2009 Plan are not determinable because they will be based upon the fair market value of our Common Stock on the date of grant. Except as otherwise described in this proxy statement, no restricted stock units, performance awards or other stock awards have been awarded under the 2009 Plan.

In fiscal 2011, our named executive officers received equity awards under the 2009 Plan as set forth in this Proxy Statement in the table entitled “Fiscal 2011 Grants of Plan-Based Awards” under the caption “Executive Compensation.” In fiscal 2011, our non-employee directors received automatic grants of options under the 2009 Plan.  For fiscal 2012, our Board of Directors eliminated the automatic grant feature to non-employee directors under the 2009 Plan, and our Compensation Committee approved awards of restricted stock to our non-employee directors under our 2009 Plan in connection with this 2011 annual meeting of shareholders.  These grants are described in this Proxy Statement under the heading “Director Compensation.” The following table sets forth information with respect to stock options and restricted stock awards granted under the 2009 Plan in fiscal 2011 to the following:

Name and Position	Number of Shares Granted (#)(1)	Average Per Share Exercise Price ($)(2)	Dollar Value of Shares Granted ($)(3)

All current executive officers as a group (3 persons)	165,137	11.74	2,300,359
All current non-employee directors as a group (3 persons)	30,000	10.14	417,900
All employees and consultants, including current officers who are not executive officers, as a group	1,051,350	11.12	14,645,306
_____________

(1)	Includes shares underlying options and the restricted stock awards set forth in “Fiscal 2011 Grants of Plan-Based Awards”.

(2)	Average per share exercise price is the weighted average exercise price of all options granted under the 2009 Plan, and excludes any shares issued under restricted stock awards.

(3)
Value is based upon a per share price of $13.93, which is the fair market value of the stock on January 28, 2011, the last trading day of our fiscal year 2011, and does not take into account the exercise price of options.

The increase in shares reserved under the 2009 Plan will become effective if, and when, this Proposal 2 is approved by our shareholders. The Board of Directors approved the shares increase on May 19, 2011, subject to shareholder approval.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends voting “For” the amendment to the 2009 Plan to increase the number of shares of Common Stock reserved for issuance thereunder.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of three directors, each of whom qualifies as “independent” under the current listing requirements of the NASDAQ Stock Market.  The current members of the Audit Committee are William J. Almon, Julien Nguyen and Lung C. Tsai.  The Audit Committee acts pursuant to a written charter.

In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States and on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.  It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended January 30, 2011.  The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.  In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by the Rule 3526, “Communication with Audit Committee Concerning Independence”, of the Public Company Accounting Oversight Board, has discussed with the independent registered public accounting firm, Armanino McKenna LLP, the independence of that firm, and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 30, 2011.

Audit Committee
William J. Almon, Chairman
Julien Nguyen
Lung C. Tsai

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF THE EXCHANGE ACT, EXCEPT TO THE EXTENT SIGMA SPECIFICALLY INCORPORATES BY REFERENCE INTO SUCH FILING.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Armanino McKenna LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012.  Representatives of Armanino McKenna LLP are expected to be present at the Company’s Annual Meeting.  They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Ratification of Appointment of Armanino McKenna LLP

Ratification will require the affirmative vote of a majority of the shares present and entitled to vote.  Shareholder ratification of the selection of Armanino McKenna LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise.  However, the Board of Directors is submitting the selection of Armanino McKenna LLP to the shareholders for ratification as a matter of corporate practice.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” ratification of Armanino McKenna LLP as the Company’s independent registered public accounting firm.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees billed for services rendered by Armanino McKenna LLP for each of our last two fiscal years.

	2011	2010
Audit fees (1)	$973,000	$1,372,000
Tax-related fees (2)	172,000	191,000
Total	$1,145,000	$1,563,000
____________________

(1)
Audit fees represent fees for professional services provided in connection with their audit of the Company’s consolidated financial statements, their audit of the effectiveness of internal control over financial reporting, reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and related statutory and regulatory filings.

(2)	Tax fees represent fees for professional services related to tax returns, tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Company’s Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company’s independent registered public accounting firm.  In connection with these responsibilities, the Company’s Audit Committee adopted a policy for pre-approving the services and associated fees of the Company’s independent registered public accounting firm.  Under this policy, the Audit Committee must pre-approve all audit and audit related services.  All of the services in fiscal 2010 and 2011 were pre-approved by the Audit Committee.  The policy also mandates that no engagements of the Company’s independent registered public accounting firm for non-audit services may be entered into without the express approval of the Audit Committee.

PROPOSAL 4

ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, accompanying compensation tables and narrative disclosure set forth in this proxy statement.

As described in the Compensation Discussion and Analysis and in Executive Compensation, we design our named executive officer compensation programs to attract and retain highly qualified talent, align the interests of our executives with shareholders and to manage resources efficiently.  Our compensation takes into account competitive practices and sound compensation governance principles.  We are advised by our independent compensation committee as well as Hay Group, the consultant retained by the compensation committee.

Our Board asks that you indicate your support of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.  You are not being asked to approve the compensation paid to the members of our Board of Directors as disclosed above under “Director Compensation” or approve our policy regarding employee compensation as it related to our risk management as disclosed above under “Board of Directors – Risk Oversight”.  Accordingly, we ask our shareholders to vote “For” the following resolution at the Annual Meeting:

“RESOLVED, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussions is hereby approved, on an advisory basis.”

Although the vote is non-binding, our Board of Directors and the Compensation Committee will review the voting results. To the extent there is any significant negative vote on this proposal, we would attempt to consult directly with shareholders to better understand the concerns that influenced the vote.  Our Board of Directors and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

Required Vote

This vote, which is commonly referred to as the “say-on-pay vote,” is not binding on the Company, our Compensation Committee or our Board of Directors.  We value, however, the opinions of our shareholders and the Compensation Committee will take into account the result of the vote on this proposal when determining future executive compensation.

Our Board of Directors recommends a vote FOR this proposal.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY FOR HOLDING AN
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are asking shareholders to vote, on an advisory basis, on how frequently they would like to hold an advisory vote on our executive compensation of our named executive officers (which is referred to in this Proxy Statement as a “say-on-pay vote”).   By voting on this Proposal 5, shareholders may indicate whether they would prefer an advisory vote on our executive compensation once every one, two or three years.

After careful consideration, our Board of Directors recommends holding an advisory vote on our named executive officer compensation once every three years (a “triennial” vote).  We believe that a triennial vote will be the most effective means for conducting and responding to a say-on-pay vote.  An advisory vote held every three years will provide our Board of Directors and the Compensation Committee with sufficient time to thoughtfully evaluate and respond to shareholder input and effectively implement desired changes to compensation programs.  The results of a say-on-pay vote received at our Annual Meeting will be considered by our management and our Board as we develop our compensation policies for the coming fiscal year.  Accordingly, we believe that a triennial vote is appropriate as it allows time for any changes to incentive programs to be designed, implemented, and for the results to be evaluated and reported to shareholders.  A triennial vote will also provide shareholders with sufficient time to evaluate the effectiveness of incentive programs, compensation strategies and our performance.  Because our executive compensation programs do not generally change significantly from year to year, a triennial vote avoids the cost of including an additional proposal and vote in the annual meeting proxy statement more frequently.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two year, three years or abstain from voting when you vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders hereby approve that the option of once every one year, two years or three years that received the highest number of votes cast for this resolution will be considered, on an advisory basis, to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of its named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, and the Executive Compensation).”

Required Vote

Because this proposal seeks the input of our shareholders and provides our shareholders with the option to vote to hold a say-on-pay vote once every one, two or three years, there is no minimum vote requirement for this proposal.  Although our Board recommends holding a say-on-pay vote once every three years, you have the option to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain.  You are not voting to approve or disapprove of the Board’s recommendation.  Notwithstanding the Board’s recommendation and the outcome of the shareholder vote on this Proposal 5, the Board may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

Our Board of Directors recommends a vote for holding the say-on-pay advisory vote every 3 YEARS.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section contains a discussion and analysis of how, and the reasons why, we compensate our Chief Executive Officer, Chief Financial Officer and our highest paid other executive officer as of January 30, 2011, who we refer to collectively as our named executive officers.  In this section, we discuss our executive officer compensation philosophy and objectives, the process under which our executive officer compensation is determined and the elements of our executive compensation program, including a discussion of our compensation decisions for fiscal 2011 and 2012.

The Compensation Committee of our Board of Directors, which we refer to as the Committee in this section, administers the compensation program for our named executive officers, with the assistance of our Chief Executive Officer and an independent compensation consultant.  The Compensation Committee may not delegate its authority in these matters to other persons.

Our Executive Compensation Philosophy and Objectives

We are engaged in a dynamic and competitive industry and currently face a very challenging economic environment.  Our success depends upon our talented employees and the leadership provided by our named executive officers is a key factor in our success.  The Committee has designed our executive compensation program to achieve the following objectives:

•
Attract and retain highly qualified talent.  We compete for talented executives with leading technology companies worldwide along with both technology start-ups and established businesses.  Our compensation programs allow us to attract and retain dynamic, experienced people who are motivated by the challenges and opportunities of growing our business.

•	Align the interests of our executives with shareholders. We believe our programs should reward our executive officers for contributions to increase our shareholder value.

•
Manage resources efficiently.  Employee compensation is a significant expense for us.  We strive to manage our compensation programs to balance our need to reward and retain executives with preserving shareholder value.

Components of Compensation

In an effort to meet these objectives, our executive compensation program consists of the following components:

•
Base salary.  The Committee believes that base salary should provide executives with a predictable income sufficient to attract and retain strong talent in a competitive marketplace.  We generally set executive base salaries at levels that we believe enable us to hire and retain individuals in a competitive environment.

•
Equity Awards.  The Committee believes that long-term equity incentives, such as stock options that vest over a period of time, focus executives on increasing long-term shareholder value and are key retention devices for executives through use of multi-year vesting periods.

•
Discretionary Cash Bonus Awards.  The Committee has historically awarded cash bonuses on occasion in recognition of strong company performance or to reward significant individual contributions.  Historically, the Committee has retained the discretion to determine individual cash bonus awards after the completion of a fiscal year.

•	General Benefits. We provide generally competitive benefits packages, such as medical, life and disability insurance, to our executives on the same terms as our other employees.

The Committee views these components of executive compensation as related, but does not believe that compensation should be derived entirely from one component, or that significant compensation from one component should necessarily reduce compensation from other components.  The Committee has not adopted a formal or informal policy for allocating compensation between long-term and current compensation or between cash and non-cash compensation.

Our Process of Establishing Executive Compensation

Our executive compensation program is administered by the Committee with the assistance of our Chief Executive Officer.  In fiscal 2011, the Committee retained an independent compensation consultant, Hay Group, to assist with the compensation-determination process for all executive officers, including our Chief Executive Officer, and to conduct a comparative study of our executive compensation.  Hay Group worked with the Committee to gather and analyze third-party data about our peer companies’ compensation.  The Committee also consulted with Hay Group during the Committee’s review of executive compensation for fiscal 2012.

The Committee typically reviews our executive officers’ compensation on an annual basis.  The Committee has historically met to review compensation for our Chief Executive Officer at the beginning of each fiscal year and again as part of its typical review of compensation of all our executive officers toward the end of the fiscal year.  In light of the critical functions and leadership role of our Chief Executive Officer, who is our founder and has served as our Chief Executive Officer since our inception over 25 years ago, the Committee believes our Chief Executive Officer should be our mostly highly compensated officer and has typically reviewed his compensation twice a year to ensure we are providing a competitive compensation package consistent with our overall business performance.  In connection with its review of the compensation of our Chief Executive Officer that occurs at the start of a fiscal year, the Committee reviews our prior year performance, our Chief Executive Officer’s contributions to that performance and other relevant factors, such as compensation paid to chief executive officers of our peer companies.

The Committee met in December 2010 and February 2011 to determine compensation for our executive officers, including a review of base salaries to be effective for fiscal 2012 and whether any additional long-term equity compensation or cash bonuses were appropriate.  In making its compensation decisions in fiscal 2011, the Committee engaged in a multi-faceted review process.  At the outset, the Committee consulted with Hay Group on our executives’ base salaries, total cash compensation (base salary plus cash bonuses), long-term incentive compensation (the three-year average of all equity-based awards) and total direct compensation (total cash compensation, long-term incentive compensation plus all other compensation).  The market assessment conducted by Hay Group consisted of a review of compensation information from a select group of peer companies (identified below) and utilized information from a database selected by Hay Group.

The Committee, with the assistance of Hay Group, developed the list of peer companies based on companies meeting one or more of the following criteria: (i) industry group, a company that competes within the semiconductor and related devices industry; (ii) annual revenue; and (iii) market cap size.  Based on these criteria, the following eighteen companies were selected to form our peer group:

Actel Corp.	Atheros Communications, Inc.	Cirrus Logic Inc.
DSP Group Inc.	Entropic Communications Inc.	Integrated Silicon Solution Inc.
Lattice Semiconductor Corp.	Micrel Inc.	Microsemi Corp.
MIPS Technologies Inc.	PMC Sierra Inc.	Power Integrations Inc.
Rambus Inc.	Silicon Image Inc.	Silicon Laboratories Inc.
Standard Microsystems Corp.	Trident Microsystems Inc.	Zoran Corp.

To determine a market consensus of the various compensation elements for a particular executive position, Hay Group used the median and the average of total cash compensation, long-term incentive compensation and total direct compensation.  In general, the Committee has established general guidelines, which provide that executives’ total cash compensation, long-term incentive compensation and total direct compensation should be within fifteen percentage points higher or lower than the market consensus.  However, the Committee may approve compensation of individual executives above or below these general guidelines based upon the executive’s performance, position and experience, evaluation of total compensation, as well as external factors affecting our business and market generally.

As a result of its review process with Hay Group, the Committee noted several general observations.  The Committee found that while total cash compensation for our Chief Executive Officer was within the 15% threshold of the median of the peer group for chief executive officers, the total cash compensation in fiscal 2010 for our Chief Financial Officer was below the targeted threshold of within 15% of the median of the peer group for similar positions.  The Committee declined to award cash bonuses to executive officers in fiscal 2010 as a result of general economic conditions and the company’s overall performance that year.  As a result, total cash compensation for our Chief Financial Officer and total direct compensation for all named executive officers was below the targeted threshold of within 15% of the median of the peer group for similar positions.  Total direct compensation was also impacted by the lack of large equity incentive grants in fiscal 2010.  The Committee also noted that the Vice President of Worldwide Sales joined us at the beginning of fiscal 2011, which meant that he was not eligible for a bonus relating to fiscal 2010.   The Committee took these general facts into account when reviewing base salary for fiscal 2012, in deciding whether to award discretionary cash bonuses for fiscal 2011 performance and whether to make any long-term equity incentive awards.

In setting compensation levels for our executive officers, the Committee considers a number of factors other than the Committee’s general guidelines in making its decision, including the recommendations of our Chief Executive Officer, as described below, internal pay fairness, each executive’s scope of responsibility, domain expertise, business knowledge and significance to our corporate objectives among other factors, and uses the market data simply as a general reference point.

As part of its review process, the Committee also meets separately with our Chief Executive Officer to discuss executive compensation.  Our Chief Executive Officer reviews with the Committee the individual performance of each executive and the leadership demonstrated by the executive during the prior period.  Although there are no qualitative or quantitative measures established prior to an evaluation of an individual’s performance, the Committee reviews the contributions made by an officer to our overall business performance and the performance of the business department for which the officer is primarily responsible.  The type of contributions can vary depending on the officer and the business department.  Our Chief Executive Officer makes recommendations to the Committee for the base salary, cash bonus awards and equity awards for our executive officers, other than for himself.  These recommendations are not determinative but are taken into account by the Committee in making its compensation decisions.  Our Chief Executive Officer also provides the Committee a self-evaluation of his performance and contributions made to our overall performance.  In fiscal 2011, the Committee took into account this self-evaluation, but then the Committee made its decision for our Chief Executive Officer’s compensation separately and without his participation.

Our Compensation Program Decisions

Base Salary

In December 2010, the Committee performed its fiscal 2011 evaluation of compensation for all of our named executive officers, including our Chief Executive Officer.  During this evaluation, the Committee took action with respect to annual base salaries and long-term incentive compensation, but determined to leave any decisions on discretionary cash bonuses for fiscal 2011 until after the completion of the fiscal year.

The Committee determined that no change was advisable to the base salary of our Chief Executive Officer.  Even though the Committee noted our Chief Executive Officer’s base salary was above its general guidelines for base salary, the Committee considered that a reduction of our Chief Executive Officer’s base salary was not advisable because his total cash compensation was within the Committee’s general guidelines.  In addition, the Committee views the base salary of our Chief Executive Officer differently than our other executive officers as a result of his critical role and leadership across all aspects of our business.  The Committee believes our Chief Executive Officer’s base salary reflects his unique contributions to our business.  In respect of our Chief Financial Officer, the Committee noted that his base salary for fiscal 2011 was within the 15% guidelines, but his base salary fell below the median of our peer group and his total cash compensation fell well below the 15% threshold guideline.  In light of this market data and the valuable contributions made by our Chief Financial Officer to our business objectives, the Committee determined to increase the annual base salary of our Chief Financial Officer from $265,000 to $280,000, which would place our Chief Financial Officer’s base salary at the median of our peer group.   In light of our Vice President of Worldwide Sales joining us during fiscal 2011, the Committee determined not to adjust his base salary for fiscal 2012 and felt his base salary was competitive within our peer group.

Equity Awards

Our equity-based incentive program for the entire company, including executive officers, primarily consists of stock option grants and our employee stock purchase program.  In fiscal 2011, our Compensation Committee granted restricted stock awards to our Chief Executive Officer and Chief Financial Officer, as more fully described below.  In determining the number of options or restricted shares to be granted to executive officers, the Committee takes into account the market data discussed above, internal pay fairness, the individual’s position and scope of responsibility, the vesting period (and thus, retention value) remaining on the executive’s existing options, the executive’s ability to affect profitability and shareholder value, the individual’s historic and recent job performance and the value of stock options in relation to other elements of total compensation.

In fiscal 2011, the Committee believed it was appropriate to place emphasis on long-term equity incentives for our executive officer compensation as opposed to cash compensation.  The Committee’s intent was to more closely align our shareholders’ interest to create long-term value with that of our executive officers through equity incentives.

In connection with the annual review of our executive officer compensation in fiscal 2011, the Committee granted restricted stock awards to our Chief Executive Officer and Chief Financial Officer as outlined in the Fiscal 2011 Grants of Plan-Based Awards Table below that vest over five years at the rate of twenty percent of the shares on each annual anniversary of the vesting commencement date specified in the grants.  The Committee determined that these awards were within its guidelines relative to our peer group.  In light of his recent arrival, the Committee did not award our Vice President of Worldwide Sales an additional equity award.

Discretionary Cash Bonus Awards

The Committee, from time to time, may award discretionary cash bonuses to our executive officers.  The Committee has not historically adopted a cash incentive plan with specified performance criteria so that it could maintain flexibility to award cash bonuses when extraordinary company or individual performance or other special circumstances warrant such an award.

In connection with the annual evaluation of executive compensation that occurred in February 2011, the Committee determined to award a cash bonus of $100,000 to our Chief Executive Officer and $30,000 to our Chief Financial Officer in recognition of the Company’s performance in fiscal 2011 and each of their individual contributions to this performance.  In addition, the Committee noted that total cash compensation for our Chief Executive Officer and Chief Financial Officer, after taking into account these cash bonuses, remained within the Committee’s guidelines for compensation compared to our peer group.  The Committee also noted its decision not to award any discretionary cash bonuses to any of our executive officers, including our Chief Executive Officer, in fiscal 2010.  The Committee did not take any action with respect to a discretionary cash bonus for our Vice President of Worldwide Sales in light of his sales commission bonus plan.

Vice President of Worldwide Sales

Effective April 19, 2010, Sal Cobar was appointed our Vice President of Worldwide Sales.  Mr. Cobar’s initial annual base salary is $200,000 and he was eligible to receive a sales commission bonus with a target amount of $200,000, of which $100,000 was guaranteed for fiscal 2011.  To the extent sales exceeded the target amount, Mr. Cobar’s bonus amount was to be increased.  In connection with his start of employment, the Compensation Committee also approved a grant to Mr. Cobar of an option to purchase 80,000 shares of the Company’s Common Stock effective as of April 19, 2010.  The option’s exercise price is $11.74 per share which equals the fair market value of the Common Stock, or the closing price of the Company’s Common Stock on the Nasdaq National Market, on April 19, 2010.  The option will vest over five years, with twenty percent of the shares vesting on the first anniversary of Mr. Cobar’s appointment and 1/60th of the shares vesting each month thereafter.  The Compensation Committee believed that this was a competitive compensation package designed to attract Mr. Cobar to accept employment with Sigma.  In addition, the sales commission bonus structure combined with the equity option grant, which vests over five years, is designed to align Mr. Cobar’s performance with the interests of Sigma’s shareholders and to retain Mr. Cobar over an extended period of time.  In light of his recent arrival at Sigma, the Compensation Committee determined not to adjust any portion of Mr. Cobar’s compensation package in connection with the Committee’s review of executive compensation that occurred at the end of fiscal 2011 and the beginning of fiscal 2012.  However, no portion of Mr. Cobar’s cash incentive bonus will be guaranteed for fiscal 2012.

General Benefits

In addition to the compensation opportunities we describe above, we also provide our executive officers and other employees benefits such as medical insurance, life and disability insurance and our 401(k) Savings/Retirement Plan, in each case on the same basis as other employees.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct non-performance based compensation paid to certain named executive officers in excess of $1 million per year.  These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer.  The Committee intends to preserve the deductibility of compensation payable to our executives, although deductibility will be only one of the many factors considered in determining appropriate levels or modes of compensation.

Fiscal 2011 Summary Compensation Table

The following table sets forth information regarding compensation earned during fiscal 2011, 2010 and 2009 by our Chief Executive Officer, Chief Financial Officer and our highest paid other executive officer as of January 30, 2011, who we refer to collectively as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation		All Other Compensation ($)		Total ($)
Thinh Q. Tran	2011	$550,175		$100,000	$949,994	$—	—		$7,306	(2)	$1,607,475
President and Chief	2010	550,000		—	—	1,466,075	—		7,306	(2)	2,023,381
Executive Officer	2009	547,500		—	—	3,298,104	—		23,021	(3)	3,868,625
Thomas E. Gay III	2011	$265,175		$30,000	$189,991	$—	—		$8,272	(4)	$493,438
Chief Financial Officer	2010	265,000		—	—	146,515	—		8,272	(4)	419,787
and Secretary	2009	258,827		—	—	199,503	—		8,256	(5)	466,586
Sal Cobar	2011	$150,175	(6)	$—	—	$505,336	$158,885	(7)	$2,431	(8)	$816,828
Vice President, Worldwide	2010	—		—	—	—	—		—		—
Sales and Business Development	2009	—		—	—	—	—		—		—

_____________________
(1)
Amounts listed in these columns represent the aggregate grant date fair value of stock and option awards granted during the corresponding fiscal year, and calculated in accordance with provisions of FASB ASC Topic 718, rather than amounts paid to or realized by the named individual.  For the underlying assumptions used to calculate fair value, please refer to the footnotes to our consolidated financial statements in our Annual Report on Form 10-K for the corresponding fiscal year.  There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise or as the stock awards vest will approximate the grant date fair value.

(2)	Represents $5,500 paid for 401K match and $1,806 for group term life insurance.
(3)
Represents $15,000 paid for annual retainer for services on the Board of Directors, $6,007 for 401K match and $2,014 for group term life insurance. As of October 28, 2008, Mr. Tran was no longer paid additional compensation for serving on the Board of Directors.

(4)	Represents $5,500 paid for 401K match and $2,772 for group term life insurance.
(5)	Represents $5,164 paid for 401K match and $3,092 for group term life insurance.
(6)	Mr. Cobar joined us as our Vice President, Worldwide Sales and Business Development on April 19, 2010 and his annualized base salary is $200,000.
(7)	Represents $158,885 paid for sales commission, calculated based on sales after April 19, 2010, the date Mr. Cobar commenced employment with Sigma.
(8)	Represents $1,042 paid for 401K match and $1,389 for group term life insurance.

Fiscal 2011 Grants of Plan-Based Awards Table

The following table shows information regarding stock and option awards we granted to the named executive officers during the fiscal year ended January 30, 2011.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		All Other Stock Awards: Number of Shares of Stock (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (3)
Thinh Q. Tran	12/14/2010	$—		$—		$—		70,948	—	$—	$949,994
President and Chief Executive Officer
Thomas E. Gay III	12/14/2010	$—		$—		$—		14,189	—	$—	$189,991
Chief Financial Officer
Sal Cobar	4/19/2010	$100,000	(4)	$200,000	(4)	$—	(4)	—	80,000	$11.74	$505,336
Vice President, Worldwide Sales and Business Development
_______________________

(1)
All stock awards listed consist only of time-based restricted shares, which shares remain subject to our right of repurchase until vested.  20% of the shares will vest on each one-year anniversary of the grant date.  All stock awards listed were granted under our 2009 Stock Incentive Plan.

(2)
All options listed are exercisable as to 20% of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following four years. All options listed were granted under our 2009 Stock Incentive Plan. The options have a term of ten years, subject to earlier termination in certain events relating to termination of employment.

(3)
The grant date fair value was determined under FASB ASC Topic 718.  Please refer to the footnotes to our consolidated financial statements in our 2011 Annual Report on Form 10-K for the underlying assumptions used to determine fair value.  There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise or as the stock awards vest will approximate the compensation expense recognized by us.

(4)
Mr. Cobar was eligible to receive a sales commission bonus with a target amount of $200,000, of which $100,000 was guaranteed.  To the extent sales exceeded the target amount, Mr. Cobar’s bonus amount would have been increased.

Outstanding Equity Awards At Fiscal Year-End 2011

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of January 30, 2011:
xxxxx
	Option Awards						Stock Awards (8)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
Thin Q. Tran	31,667		—		$1.25	11/7/2011	—		$—
President and Chief	25,000		—		9.89	3/15/2011	—		—
Executive Officer	40,986		—		1.69	10/18/2012	—		—
	44,000		—		3.40	2/20/2013	—		—
	105,999	(2)	14,001	(2)	11.06	8/25/2016	—		—
	100,000		—		41.58	2/11/2018	—		—
	37,916	(3)	49,584	(3)	10.87	11/3/2018	—		—
	33,541	(4)	53,959	(4)	11.09	2/6/2019	—		—
	30,000	(5)	120,000	(5)	10.59	1/26/2020	—		—
	—		—		—	—	70,948	(10)	988,306

Thomas E. Gay, III	86,000	(6)	34,000	(6)	$28.63	6/1/2017	—		$—
Chief Financial Officer	13,000	(3)	17,000	(3)	10.87	11/3/2018	—		—
	5,000	(5)	20,000	(5)	10.59	1/26/2020	—		—
	—		—		—	—	14,189	(10)	197,653

Sal Cobar	—		80,000	(7)	$11.74	4/19/2020	—		$—
Vice President, Worldwide Sales and Business Development
__________________

(1)	Except as otherwise noted, the options have a term of 10 years, subject to earlier termination in certain events relating to termination of employment.
(2)	Exercisable as to 20% of the shares on the first anniversary of August 25, 2006, with the remaining shares vesting ratably each month thereafter over the following four years.
(3)	Exercisable as to 20% of the shares on the first anniversary of November 3, 2008, with the remaining shares vesting ratably each month thereafter over the following four years.
(4)	Exercisable as to 20% of the shares on the first anniversary of February 6, 2009, with the remaining shares vesting ratably each month thereafter over the following four years.
(5)	Exercisable as to 20% of the shares on the first anniversary of January 26, 2010, with the remaining shares vesting ratably each month thereafter over the following four years.
(6)	Exercisable as to 20% of the shares on the first anniversary of June 1, 2007, with the remaining shares vesting ratably each month thereafter over the following four years.
(7)	Exercisable as to 20% of the shares on the first anniversary of April 19, 2010, with the remaining shares vesting ratably each month thereafter over the following four years.
(8)	Except as otherwise indicated, stock awards consist only of restricted shares of Common Stock, which restrictions are removed as the shares vest over time.
(9)
The market value of stock awards was determined by multiplying the number of unvested shares by the closing price of our Common Stock of $13.93 on January 28, 2011, the last trading day of fiscal 2011, as reported on the NASDAQ Global Market.

(10)	The time-based restricted stock award was granted on December 14, 2010 and vests over five years, with 20% of the award vesting on each one-year anniversary of December 14, 2010.

Fiscal 2011 Option Exercises and Stock Vested

The following table sets forth the number of shares acquired pursuant to the exercise of options by our named executive officers during fiscal 2011 and the aggregate dollar amount realized by our named executive officers upon exercise of the option:

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Thinh Q. Tran	95,833	$539,239
President and Chief Executive Officer

Thomas E. Gay III	—	—
Chief Financial Officer

Sal Cobar	—	—
Vice President, Worldwide Sales and Business Development
______________

(1)
The aggregate dollar value realized upon the exercise of an option represents the difference between the market price of the underlying shares on the date of exercise as measured by the closing price on the NASDAQ Global Market and the exercise price of the option, multiplied by the number of shares exercised.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during fiscal 2011 one of our officers or employees.  None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The following report has been submitted by the Compensation Committee of our Board of Directors:

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this definitive proxy statement on Schedule 14A for our 2011 annual meeting, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 30, 2011, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board of Directors and shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

William J. Almon
Julien Nguyen
Lung C. Tsai

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 13, 2011, as to shares of Common Stock beneficially owned by:  (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table” (the “named executive officers”) and (iv) all directors and named executive officers of the Company as a group.  Ownership information is based upon information furnished by the respective individuals or entities, as the case may be.  Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Sigma Designs, Inc., 1778 McCarthy Blvd., Milpitas, California 95035.  The percentage of Common Stock beneficially owned is based on 31,803,425 shares outstanding as of May 13, 2011.  In addition, shares issuable pursuant to options or other convertible securities which may be acquired within 60 days of May 13, 2011 are deemed to be issued and outstanding and have been treated as outstanding in calculating determining the beneficial ownership and percentage ownership of those persons possessing such interest, but not for any other individuals.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned

5% Shareholder
Royce & Associates, LLC (2)	3,179,492	10.0%
BlackRock, Inc. (3)	2,577,218	8.1%

Named Executive Officers, Directors and Nominees for Director
Thinh Q. Tran (4)	1,008,070	3.2%
Thomas E. Gay III (5)	142,105	*
Sal Cobar (6)	21,333	*
William J. Almon (7)	118,297	*
Julien Nguyen (8)	35,000	*
Lung C. Tsai (9)	50,000	*
All directors and executive officers as a group (6 persons) (10)	1,374,805	4.3%
_____________________________

*	Represents less than 1% of our Common Stock.
(1)
The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)
Based on information contained in Amendment No. 4 to Schedule 13G which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on March 7, 2011.  The address of this shareholder is 745 Fifth Avenue, New York, NY 10151.  Various accounts managed by Royce & Associates, LLC, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the Company.  The interest of one account, Royce Low Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC, amounted to 2,007,658 shares.

(3)
Based on information contained in Amendment No. 1 Schedule 13G which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 8, 2011.  The address of the stockholder is 40 East 52nd Street, New York, NY 10022.

(4)
Includes 510,126 shares of Common Stock held by Thinh Q Tran’s family trust and 19,000 shares of Common Stock held by two children’s trusts (9,500 shares each). Mr. Tran disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.  Also includes 478,944 shares issuable upon exercise of outstanding options which are exercisable on the date that is sixty (60) days after the Record Date for the annual meeting.

(5)	Includes 126,916 shares issuable upon the exercise of outstanding options which are exercisable on the date that is sixty (60) days after the Record Date for the annual meeting.

(6)	Consists of 21,333 shares issuable upon the exercise of outstanding options which are exercisable on the date that is sixty (60) days after the Record Date for the annual meeting.
(7)	Includes 30,000 shares issuable upon the exercise of outstanding options which are exercisable on the date that is sixty (60) days after the Record Date for the annual meeting.
(8)	Consists of 35,000 shares issuable upon the exercise of outstanding options which are exercisable on the date that is sixty (60) days after the Record Date for the annual meeting.
(9)	Consists of 50,000 shares issuable upon the exercise of outstanding options which are exercisable on the date that is sixty (60) days after the Record Date for the annual meeting.
(10)
Includes 742,193 shares issuable upon the exercise of outstanding options held by six officers and directors which are exercisable on the date that is sixty (60) days after the Record Date for the annual meeting.

Equity Compensation Plan Information

The following table sets forth required information for the Company’s equity compensation plans as of January 30, 2011:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Plan Category	(a)	(b)	(c)(1)
Equity Compensation Plans approved by security holders	5,679,866	$12.55	4,693,444
Equity Compensation Plans not approved by security holders (2)	404,259	8.27	—
Totals	6,084,125	$12.26	4,693,444
_________________________
(1)	Consists of securities remaining available for future issuance under Sigma’s 2009 Stock Incentive Plan and 2010 Employee Stock Purchase Plan.
(2)
Consists of options initially issued under the CopperGate Communications, Ltd. 2003 Share Option Plan (the “CopperGate Plan”).  We assumed the CopperGate Plan and all then outstanding and unvested options issued thereunder in November 2009 in connection with our acquisition of CopperGate Communications, Ltd.  The CopperGate Plan originally provided for the grant of stock options to any employee, director, consultant or advisor of CopperGate Communications, Ltd. (“CopperGate”) or any of its affiliates.  There are no shares reserved for future issuance under the CopperGate Plan.  If options outstanding under the CopperGate Plan are terminated without being exercised or are forfeited as a result of termination of employment, these shares will not become available for future grant.  The CopperGate Plan was originally approved by the shareholders of CopperGate prior to the assumption by us of the CopperGate Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% shareholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2011.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Proposals of shareholders of the Company that are intended to be presented by a shareholder at the Company’s 2012 Annual Meeting must be received by the Secretary of the Company no later than January 27, 2012 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.  Such shareholder must comply with the provisions of the Company’s Bylaws and the applicable rules of Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that section.

If a shareholder intends to submit a proposal at Sigma’s 2012 Annual Meeting which is not submitted in time to be eligible for inclusion in the proxy statement relating to that meeting, the shareholder must give timely written notice to the Secretary of Sigma at the principal executive officers of Sigma not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the annual meeting from the prior year; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the one year anniversary of the date of the previous year’s meeting, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 days in advance of such meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. Such shareholder must also comply with any other applicable provisions of the Company’s Bylaws and applicable law.  If such a shareholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

ANNUAL REPORT

The Company will furnish without charge, upon written request of any person who was a shareholder or beneficial owner of Common Stock at the close of business on May 13, 2011, a copy of the Company’s Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits.  The written request should be sent to: Secretary, Sigma Designs, Inc., 1778 McCarthy Blvd., Milpitas, California 95035.

Whether you intend to be present at the Annual Meeting or not, we urge you to vote by telephone, the Internet, or by signing and mailing the enclosed proxy promptly.

By order of the Board of Directors

/s/ Thinh Q. Tran

Thinh Q. Tran
President and Chief Executive Officer
May 26, 2011

Annex A

SIGMA DESIGNS, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

(Adopted by the Board of Directors on June 9, 2009)

(As Amended by the Board of Directors on February 25, 2011)

-i-

SECTION 3.	ADMINISTRATION.	5
(a)	Committee Composition	5
(b)	Committee for Non-Officer Grants	5
(c)	Committee Procedures	5
(d)	Committee Responsibilities	5
SECTION 4.	ELIGIBILITY.	7
(a)	General Rule	7
(b)	[Reserved]	7
(c)	Ten-Percent Shareholders	7
(d)	Attribution Rules	7
(e)	Outstanding Stock	7
SECTION 5.	STOCK SUBJECT TO PLAN.	7
(a)	Basic Limitation	7
(b)	Award Limitation	8
(c)	Additional Shares	8
SECTION 6.	RESTRICTED SHARES.	8
(a)	Restricted Stock Agreement	8
(b)	Payment for Awards	8
(c)	Vesting	8
(d)	Voting and Dividend Rights	8
(e)	Restrictions on Transfer of Shares	9
SECTION 7.	TERMS AND CONDITIONS OF OPTIONS.	9
(a)	Stock Option Agreement	9
(b)	Number of Shares	9
(c)	Exercise Price	9
(d)	Withholding Taxes	9
(e)	Exercisability and Term	9
(f)	Exercise of Options	9
(g)	Effect of Change in Control	10
(h)	No Rights as a Shareholder	10
(i)	Modification, Extension and Renewal of Options	10
(j)	Restrictions on Transfer of Shares	10
(k)	Buyout Provisions	10
SECTION 8.	PAYMENT FOR SHARES.	10
(a)	General Rule	11
(b)	Surrender of Stock	11

-ii-

(c)	Services Rendered	11
(d)	Cashless Exercise	11
(e)	Exercise/Pledge	11
(f)	Promissory Note	11
(g)	Other Forms of Payment	11
(h)	Limitations under Applicable Law	11
SECTION 9.	STOCK UNITS.	11
(a)	Stock Unit Agreement	11
(b)	Payment for Awards	12
(c)	Vesting Conditions	12
(d)	Voting and Dividend Rights	12
(e)	Form and Time of Settlement of Stock Units	12
(f)	Death of Recipient	12
(g)	Creditors’ Rights	13
SECTION 10.	ADJUSTMENT OF SHARES.	13
(a)	Adjustments	13
(b)	Dissolution or Liquidation	13
(c)	Reorganizations	13
(d)	Reservation of Rights	14
SECTION 11.	DEFERRAL OF AWARDS.	14
(a)	Committee Powers	14
(b)	General Rules	14
SECTION 12.	AWARDS UNDER OTHER PLANS.	14
SECTION 13.	PAYMENT OF DIRECTOR’S FEES IN SECURITIES.	15
(a)	Effective Date	15
(b)	Elections to Receive NSOs, Restricted Shares or Stock Units	15
(c)	Number and Terms of NSOs, Restricted Shares or Stock Units	15
SECTION 14.	LEGAL AND REGULATORY REQUIREMENTS.	15
SECTION 15.	WITHHOLDING TAXES.	15
(a)	General	15
(b)	Share Withholding	16
SECTION 16.	OTHER PROVISIONS APPLICABLE TO AWARDS.	16
(a)	Transferability	16
(b)	Qualifying Performance Criteria	16
SECTION 17.	NO EMPLOYMENT RIGHTS.	17
SECTION 18.	DURATION AND AMENDMENTS.	17
(a)	Term of the Plan	17

-iii-

(b)	Right to Amend or Terminate the Plan	17
(c)	Effect of Termination	17
SECTION 19.	EXECUTION.	18

-iv-

SIGMA DESIGNS, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

SECTION 1.	ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on June 9, 2009, subject to and effective upon approval by the Company’s shareholders on July 30, 2009 (the “Effective Date”). The Plan was subsequently amended by the Board of Directors on February 25, 2011, as restated herein.  The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units or options (which may constitute incentive stock options or nonstatutory stock options).

SECTION 2.	DEFINITIONS.

(a)           “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)           “Award” shall mean any award of an Option, a Restricted Share or a Stock Unit under the Plan.

(c)           “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d)           “Change in Control” shall mean the occurrence of any of the following events:

(i)           A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)           Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)           Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii)           Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii)           The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv)           The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii)) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the offering of Stock to the public.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)           “Committee” shall mean the Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.  Within the limitations of the Plan, any references to the Committee shall also include the Board and such committee or committees appointed pursuant to Section 3(b).

(g)           “Company” shall mean Sigma Designs, Inc., a California corporation.

(h)           “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(i)           “Employee” shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(j)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k)           “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

(l)           “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i)           If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink OTC Market Inc.;

(ii)           If the Stock was traded on The NASDAQ Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The NASDAQ Stock Market LLC;

(iii)           If the Stock was traded on a United States stock exchange other than The NASDAQ Stock Market on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv)           If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m)           “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n)           “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o)           “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p)           “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q)           “Optionee” shall mean an individual or estate who holds an Option.

(r)           “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of the Company, a Parent or a Subsidiary.

(s)           “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t)           “Participant” shall mean an individual or estate who holds an Award.

(u)           “Plan” shall mean this 2009 Stock Incentive Plan of Sigma Designs, Inc., as amended from time to time.

(v)           “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w)           “Restricted Share” shall mean a Share awarded under the Plan.

(x)           “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y)           “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Stock Option Agreement, Restricted Share Agreement or Stock Unit Agreement.  Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law.  However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work.  The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(z)           “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(aa)           “Stock” shall mean the Common Stock of the Company.

(bb)           “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.

(cc)           “Stock Unit” shall mean a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Agreement.

(dd)           “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(ee)           “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ff)           “Total and Permanent Disability” shall mean any permanent and total disability as defined by section 22(e)(3) of the  Code.

SECTION 3.	ADMINISTRATION.

(a)           Committee Composition. The Plan shall be administered by the Board or a Committee appointed by the Board. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b)           Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants.

(c)           Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d)           Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)           To interpret the Plan and to apply its provisions;

(ii)           To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)           To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)           To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)           To determine when Awards are to be granted under the Plan;

(vi)           To select the Offerees and Optionees;

(vii)           To determine the number of Shares to be made subject to each Award;

(viii)           To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix)           To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)           To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)           To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)           To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)           To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

(xiv)           To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv)           To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4.	ELIGIBILITY.

(a)           General Rule. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units or Nonstatutory Options.

(b)           [Reserved].

(c)           Ten-Percent Shareholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO.

(d)           Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries.

(e)           Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.	STOCK SUBJECT TO PLAN.

(a)           Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 4,900,000 Shares, plus any Shares subject to outstanding options under the Company’s 2001 Stock Plan on the effective date of this Plan that are subsequently forfeited or terminated for any other reason before being exercised, such number of additional Shares not to exceed an aggregate of 1,000,000 Shares; provided that no Shares which are returned to the Company’s 2001 Stock Plan in connection with an option exchange program approved by the Company’s stockholders, other than those Shares underlying options that are issued as replacement awards, will be available for grant under the Plan. Shares subject to Options shall be counted against this limit as one (1) Share for every one (1) Share subject to the Option.  Shares subject to Awards other than Options shall be counted against this limit as 1.3 Shares for every one (1) Share subject to the Award.   The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 10. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)           Award Limitation.  Subject to the provisions of Section 10, no Participant may receive Options, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than 300,000 Shares, and no more than two times this amount in the first year of employment.

(c)           Additional Shares.  If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall not be counted against the maximum Share limitation under this Section 5 and shall again become available for Awards under the Plan.  If Stock Units or Options are forfeited or terminate for any other reason before being settled or exercised, then the corresponding Shares subject to the Award shall not be counted against the maximum Share limitation under this Section 5 and shall again become available for Awards under the Plan.  To the extent that a Share subject to an Award which counted as 1.3 Shares against the limit on the number of Shares available for issuance under the Plan pursuant to Section 5(a), again becomes available for Awards pursuant to this Section 5(c), then the number of Shares available for Awards shall increase by 1.3 Shares.  Any Awards settled in cash will not be counted against the maximum Share limitation under this Section 5.  Any Shares exchanged or withheld as full or partial payment to the Company of the exercise price or tax withholding will not be returned to the number of Shares available for issuance under the Plan.

SECTION 6.	RESTRICTED SHARES.

(a)           Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b)           Payment for Awards.  Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c)           Vesting.  Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.  The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)           Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e)           Restrictions on Transfer of Shares.  Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.	TERMS AND CONDITIONS OF OPTIONS.

(a)           Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement.  The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b)           Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10.

(c)           Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price.  The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.  Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion.  The Exercise Price shall be payable in one of the forms described in Section 8.

(d)           Withholding Taxes.  As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.  The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)           Exercisability and Term.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term shall in no event exceed 10 years from the date of grant.  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.  Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f)           Exercise of Options.  Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g)           Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h)           No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 10.

(i)           Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.  In addition, notwithstanding any other provision of the Plan, and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), in no event shall the Committee reduce the exercise price of an outstanding Option, or cancel any outstanding Option having a per Share exercise price greater than the Fair Market Value of a Share in exchange for cash, another Award or an Option with an exercise price that is less than the exercise price of the original Option, without shareholder approval.

(j)           Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k)           Buyout Provisions. Subject to Section 7(i), the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8.	PAYMENT FOR SHARES.

(a)           General Rule.  The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b)           Surrender of Stock.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative.  Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c)           Services Rendered.  At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the Award.  If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d)           Cashless Exercise.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e)           Exercise/Pledge.  To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f)           Promissory Note.  To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(g)           Other Forms of Payment.  To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h)           Limitations under Applicable Law.  Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9.	STOCK UNITS.

(a)           Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

(b)           Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)           Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)           Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e)           Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.

(f)           Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g)           Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 10.	ADJUSTMENT OF SHARES.

(a)           Adjustments.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments in:

(i)           The number of Options, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii)           The limitations set forth in Sections 5(a) and (b);

(iii)           The number of Shares covered by each outstanding Option;

(iv)           The Exercise Price under each outstanding Option; and

(v)           The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b)           Dissolution or Liquidation. To the extent not previously exercised or settled, Options, and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)           Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i)           The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)           The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)           The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)           Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v)           Settlement of the intrinsic value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d)           Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 11.	DEFERRAL OF AWARDS.

(a)           Committee Powers. The Committee (in its sole discretion) may grant an Award that permits or requires a Participant to:

(i)           Have cash that otherwise would be paid to such Participant as a result of the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)           Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option converted into an equal number of Stock Units; or

(iii)           Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b)           General Rules. A deferred compensation account established under this Section 11 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 11.

SECTION 12.	AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan.  Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 13.	PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a)           Effective Date. No provision of this Section 13 shall be effective unless and until the Board has determined to implement such provision.

(b)           Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

(c)           Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 14.	LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 15.	WITHHOLDING TAXES.

(a)            General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)           Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 16.	OTHER PROVISIONS APPLICABLE TO AWARDS.

(a)           Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 16(a) shall be void and unenforceable against the Company.

(b)           Qualifying Performance Criteria. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total shareholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, or (p) market segment shares (“Qualifying Performance Criteria”). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year. If applicable, the Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Criteria to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

SECTION 17.	NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 18.	DURATION AND AMENDMENTS.

(a)           Term of the Plan. The Plan, as set forth herein, shall terminate automatically on June 9, 2019 and may be terminated on any earlier date pursuant to Subsection (b) below.

(b)           Right to Amend or Terminate the Plan. The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules.

(c)           Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

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SECTION 19.	EXECUTION.

To record the amendment and restatement of the Plan, the Company has caused its authorized officer to execute the same.

SIGMA DESIGNS, INC.

By	/s/ Thomas E. Gay III

Name	Thomas E. Gay III

Title	Chief Financial Officer and Secretary